                                   Registration No. 333-

==================================================================

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549
                   __________________________

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                   __________________________

                            PCD Inc.
     (Exact name of registrant as specified in its charter)

       Massachusetts                 04-2604950
       (State or other               (I.R.S. Employer
       jurisdiction                  Identification No)
       of incorporation
       or organization)

                       2 Technology Drive
                         Centennial Park
                     Peabody, MA  01960-7977
            (Address of principal executive offices)

             PCD 1998 EMPLOYEE STOCK PURCHASE PLAN
                    (Full Title of the Plan)

                        Mary L. Mandarino
           Vice President, Finance and Administration
                            PCD Inc.
                       2 Technology Drive
                         Centennial Park
                     Peabody, MA  01960-7977
             (Name and Address of Agent for Service)

                         (978) 532-8800
  (Telephone Number, Including Area Code, of Agent for Service)

                Copies of all communications to:

                      Thomas C. Chase, Esq.
            Hill & Barlow, a Professional Corporation
                     One International Place
                   Boston, Massachusetts 02110
                         (617) 428-3000
==================================================================

              CALCULATION OF REGISTRATION FEE

Title of         Amount        Proposed      Proposed         Amount of
Securities       to be         Maximum       Maximum          Registration
to be            Registered    Offering      Aggregate        Fee
Registered                      Price         Offering
                                Per Share*    Price*
--------------------------------------------------------------------------

Common Stock        80,000        $17.25      $1,380,000        $407.10
($.01 par value)


 * Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457 upon the basis of the average of the high and low prices of the registrant's Common Stock as reported in the consolidated reporting system of the Nasdaq National Market System on June 19, 1998.

      If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

                          PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are incorporated by reference herein: (a) the Annual Report on Form 10-K of PCD Inc. (the "Company") for the fiscal year ended December 31, 1997, as amended, including portions of the Company's definitive Proxy Statement dated May 4, 1998 filed in connection with the Company's 1998 Annual Meeting of Stockholders; (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1998; (c) the Company's Current Report on Form 8-K, filed on January 9, 1998 and amended on April 29, 1998; and (d) the description of the Company's capital stock contained in its Registration Statement under Section 12(g) of the Securities Exchange Act of 1934 on Form 8-A, filed on February 12, 1996, including any amendment or report filed for the purpose of updating such description. All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such report or document


      Item 4.  DESCRIPTION OF SECURITIES.

      Not applicable.


      Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


      Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As permitted by the Massachusetts Business Corporation Law, the Company's Articles of Organization include provisions eliminating the personal liability of the Company's directors for monetary damages resulting from certain breaches in their fiduciary duty. These provisions do not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain distributions in violation of the Company's Articles of Organization, or authorized when the Company is insolvent or is rendered insolvent by the making of such distribution, (iv) for certain loans to any officer or director of the Company which are not repaid and which were not approved or ratified by a majority of disinterested directors, (v) for any transaction from which the director derived an improper personal benefit and (vi) for duties and obligations imposed on the Company's directors by federal securities laws. Additionally, the Company's Articles of Organization provide that the Company shall indemnify each person who is or was a director, officer, employee or other agent of the Company, and each person who is or was serving at the request of the Company as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company.

      Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

      Item 8.  Exhibits.

      See Exhibit Index.

      Item 9.  Undertakings.

      A.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on June 26, 1998.

                                    PCD INC.


                               By:    /s/ Mary L. Mandarino
                                    ---------------------------
                                    Mary L. Mandarino
                                    Vice President, Finance
                                    and Administration,
                                    Chief Financial Officer,
                                    and Treasurer


               POWER OF ATTORNEY AND SIGNATURES

      Each person whose signature appears below constitutes and appoints John L. Dwight, Jr., Mary L. Mandarino and Thomas
 C. Chase, and each of them singly, as his lawful attorneys with full power to them and each of them singly to sign for him in his name in the capacity indicated below this registration statement on Form S-8 (and any and all amendments thereto), hereby ratifying and confirming his signature as it may be signed by his said attorneys to this registration statement (and any and all amendments hereto).

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                 Title                     Date
---------                 -----                     ----

/s/ John L. Dwight, Jr.   Chairman of the Board,    June 26, 1998
-----------------------   Chief Executive Officer,
John L. Dwight, Jr.       President and Director
                          (Principal Executive
                          Officer)

/s/ Mary L. Mandarino     Vice President, Finance   June 26, 1998
----------------------    and Administration,
Mary L. Mandarino         Chief Financial Officer
                          and Treasurer(Principal
                          Financial and Accounting
                          Officer)


/s/ Harold F. Faught      Director                  June 26, 1998
---------------------
Harold F. Faught


/s/ C. Wayne Griffith     Director                  June 26, 1998
----------------------
C. Wayne Griffith


/s/ John E. Stuart        Director                  June 26, 1998
----------------------
John E. Stuart


/s/ Theodore C. York      Director                  June 26, 1998
- --------------------
Theodore C. York

                       EXHIBIT INDEX

       Certain of the following exhibits (those marked with an asterisk) are filed herewith. The remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference. Inapplicable items have been omitted.

Exhibit   Title
--------  -----

4.1 Restated Articles of Organization of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1,
          File No. 333-1266, filed February 12, 1996).

4.2 By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.4 to the Company's Registration
          Statement on Form S-1, File No. 333-1266, filed February
          12, 1996).

5.1 *     Opinion of Hill & Barlow, a Professional Corporation.

23.1 *    Consent of Hill & Barlow, a Professional Corporation
          (included in Exhibit 5.1).

23.2 * Consent of Coopers & Lybrand L.L.P., independent accountants

23.3 * Consent of KPMG Peat Marwick L.L.P., independent accountants

24.1 *    Power of Attorney (included above).

99.1 *    PCD 1998 Employee Stock Purchase Plan


















<EXHIBIT>                                         EXHIBIT NO. 5.1
                       HILL & BARLOW
                  One International Place
               Boston, Massachusetts  02110
   Telephone (617) 428-3000 -- Facsimile (617) 428-3500


THOMAS C. CHASE
Direct Line:  617-428-3536
tchase@hillbarlow.com


                                                    June 26, 1998
PCD Inc.
2 Technology Drive
Centennial Park
Peabody, Massachusetts   01960-7977

Ladies and Gentlemen:

     We have acted as counsel for PCD Inc., a Massachusetts corporation (the "Company"), with respect to a proposed offering (the "Offering") of a maximum of 80,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), to eligible employees of the Company pursuant to the PCD 1998 Employee Stock Purchase Plan (the "Plan") which was adopted by the Board of Directors of the Company on April 24, 1998. We have assisted you in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the Offering.

     We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents, including the Plan, as we have considered relevant and necessary for the opinions hereinafter set forth. We have assumed that you will take all the steps necessary to comply with the Securities Act of 1933 and applicable state securities laws in connection with the offering and sale of the Shares.

     Based on the foregoing, we express the following opinions:

     1. The Common Stock has been duly authorized by all necessary corporate action of the Company.

     2.  The Plan has been duly adopted by the Company.

     3. The Shares, upon issuance and delivery against payment as provided in the Plan, will be validly issued, fully paid and non-assessable under the Massachusetts Business Corporation Law as in effect on this date.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                      Very truly yours,

                      HILL & BARLOW,
                      A Professional Corporation

                      By:  /s/ Thomas C. Chase
                           -------------------
                           Thomas C. Chase,
                           a member of the firm

<EXHIBIT>                                          EXHIBIT 23.2

                CONSENT OF INDEPENDENT ACCOUNTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 11, 1998, except information included under the caption Litigation in Note 11, Commitment and Contingencies, as to which the date is April 13, 1998 on our audits of the financial statements of PCD Inc. for the years ended December 31, 1997 and 1996 and for the three years ended
December 31, 1997 which report is included in the Company's Form 10-K/A.

/s/ Coopers and Lybrand

Boston, Massachusetts
June 26, 1998


<EXHIBIT>                                          EXHIBIT 23.3

                 CONSENT OF KPMG PEAT MARWICK LLP


We consent to the incorporation by reference in the Registration Statements of PCD Inc. on Form S-8 of our report dated February
4, 1998, except for note 11, which is as of March 9, 1998, relating to the consolidated balance sheets of Wells Electronics, Inc. and subsidiaries as of December 26, 1997 the related consolidated statements of income, shareholder's equity, and cash flows for the 34 weeks ended December 26, 1997, and to our report dated January 15, 1998, relating to the consolidated balance sheets of Wells Electronics, Inc. and subsidiaries as of May 3, 1997 and April 27, 1996 and the related consolidated statements of income, shareholder's equity, and cash flows for the 53 weeks ended May 3, 1997, the 48 weeks ended April 27, 1996 and the 52 weeks ended June 3, 1995, which reports are included in the Annual
Report on Form 10-K.

/s/ KPMG Peat Marwick

Chicago, Illinois
June 25, 1998














<EXHIBIT>                                          EXHIBIT 99.1
PCD 1998 EMPLOYEE STOCK PURCHASE PLAN



     The following constitute the provisions of the 1998 Employee
Stock Purchase Plan of PCD Inc.

1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    DEFINITIONS.

     (a) "BOARD" shall mean the Board of Directors of the Company.

     (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "COMMON STOCK" shall mean the Common Stock, $0.01 par value, of the Company.

     (d) "COMPANY" shall mean PCD Inc., a Massachusetts corporation.

     (e) "COMPENSATION" shall mean all base pay, salary, bonuses and commissions, including payments for overtime and sales commissions.

     (f) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) a leave of absence either (I) agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days, or (II) if reemployment upon the expiration of such leave is guaranteed by contract or statute and provided further that the Employee returns to service upon the expiration of such leave; or (ii) a single interruption in service for any other reason of up to 30 days.

     (g) "CONTRIBUTIONS" shall mean all amounts credited to the account of a participant pursuant to the Plan.

     (h) "EMPLOYEE" shall mean any person, including an officer, who is an employee of the Company or one of its Subsidiaries, as determined pursuant to Treasury Regulation
Section 1.421-7(h) or any successor thereto.

     (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "EXERCISE DATE" shall mean the last business day of each Offering Period of the Plan.

     (k) "OFFERING DATE" shall mean the first business day of each Offering Period of the Plan.

     (l) "OFFERING PERIOD" shall mean a period of six (6) months.

     (m)   "PLAN" shall mean this Employee Stock Purchase Plan.

     (n) "SUBSIDIARY" shall mean a corporation, domestic or foreign, defined as such in Section 424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.    ELIGIBILITY.

     (a) SERVICE REQUIREMENT. Any Employee who (i) customarily works more than twenty (20) hours per week for the Company and
(ii) has had Continuous Status as an Employee for at least twelve
(12) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

     (b) RESTRICTIONS ON ELIGIBILITY. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the
Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. OFFERING PERIODS. The Plan shall be implemented by a series of Offering Periods, with new Offering Periods commencing on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Board). The first Offering Period shall commence July 1, 1998 or on such other date the Board shall determine. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.    PARTICIPATION.

     (a) SUBSCRIPTION AGREEMENTS; RANGE OF CONTRIBUTIONS. An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's Human Resources Department prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than the percentage that will result in a minimum Contribution of 150.00 per Offering Period and not more than 10% of the Employee's Compensation) to be paid as Contributions pursuant to the Plan.

     (b) ENTRY DATE; TERMINATION. Payroll deductions shall commence on the first payroll on or following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the offering to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

6.    METHOD OF PAYMENT OF CONTRIBUTIONS.

     (a)   PAYROLL DEDUCTIONS.  Subject to the limitations of
Section 423(b) of the Code and Section 3(b) herein and subject to the terms and conditions of the subscription agreement referred to in Section 5(a) above, the participant shall elect to have payroll deductions made on each payday during the Offering Period in any amount permitted pursuant to the Subscription Agreement. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

     (b) CHANGES IN CONTRIBUTION RATE. A participant may discontinue his or her participation in the Plan as provided in
Section 10, or, on one occasion only during the Offering Period, may increase or decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the calendar quarter following the date of filing of the new subscription agreement.

     (c) APPLICATION OF $25,000 ANNUAL LIMIT. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions shall be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $25,000. Payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7.    GRANT OF OPTION; OPTION PRICE.

     (a) GRANT OF OPTION; NUMBER OF OPTION SHARES. On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date a number of shares which shall be determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the option price per share of the shares of Common Stock offered in the Offering Period, determined as provided in Section 7(b); provided however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The fair market value of a share of the Company's Common Stock shall be determined as provided in
Section 7(b).

     (b)   DETERMINATION OF OPTION PRICE;  FAIR MARKET VALUE.
The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board based on (i) the average of the high and low prices of the Common Stock on such date on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price of the Common Stock on the Nasdaq National Market System on such date, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price or the average of bid prices last quoted on such date by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market System or on a national securities exchange. If the Common Stock is not publicly traded at the time a right is granted under this Plan, "fair market value" shall mean the fair market value of the Common Stock as determined by the Board in its discretion after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the number of full shares subject to option (but in no event more than the maximum amount permitted pursuant to Section 7(a) and the other provisions of the Plan, subject to adjustment as provided in
Section 18(a) hereof) will be purchased at the applicable option price with the accumulated Contributions in the participant's account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Offering Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant, without interest.

10.   WITHDRAWAL; TERMINATION OF EMPLOYMENT.

     (a) VOLUNTARY WITHDRAWAL. A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid without interest to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

     (b) TERMINATION OF EMPLOYMENT. Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement, disability or death, the participant's option shall terminate and the Contributions credited to his or her account will be returned without interest to him or her or, in the case of his or her death, to his or her designated beneficiary hereunder (or as otherwise provided in Section 14(b) herein).

     (c) RESUMPTION OF PARTICIPATION IN SUBSEQUENT OFFERING PERIODS. A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company except to the extent set forth in Rule 16b-3 under the Exchange Act.

11. INTEREST. No interest shall accrue on the Contributions of a participant in the Plan.

12.   STOCK.

     (a) AGGREGATE LIMITATION ON OPTIONS: PRO-RATA ALLOCATIONS. The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be eighty thousand (80,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in subsection 18(a) hereof. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable and consistent with the requirements of Section 423(b)(5) of the Code. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

     (b) STATUS OF OPTIONED SHARES. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

     (c) REGISTRATION OF PURCHASED SHARES. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, at the participant's election.

13. ADMINISTRATION. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of any such committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

14.   DESIGNATION OF BENEFICIARY.

     (a) MANNER AND EFFECT OF DESIGNATION. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash.

     (b) CHANGES IN BENEFICIARIES; EFFECT OF NO BENEFICIARY. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. To the extent of any such delivery of shares and/or cash hereunder, the Company's obligation under the Plan with respect to the participant shall be discharged.

15. TRANSFERABILITY. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.   USE OF FUNDS.  All Contributions received or held by the
Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.   ADJUSTMENTS.

     (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) EFFECT OF DISSOLUTION, LIQUIDATION, SALE OF ASSETS OR MERGER OF THE COMPANY. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, the options granted during such Offering Period shall terminate and each participant's contributions shall be returned, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

     (c) OTHER ADJUSTMENTS. The Board may, if it so determines in the exercise of its sole discretion but subject to the requirements of Section 423 of the Code, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock not covered by subsection (a) hereof, and in the event of the Company being consolidated with or merged into any other corporation.


19.   AMENDMENT OR TERMINATION.

     (a) RIGHT OF COMPANY TO AMEND OR TERMINATE PLAN; LIMITATIONS. The Board may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant without the written consent of such participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or any successor rules or provisions or any other applicable laws or regulations), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

     (b) ADDITIONAL RIGHTS OF THE COMPANY. Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the duration of future Offering Periods (subject to Section 4 hereof), limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.   CONDITIONS UPON ISSUANCE OF SHARES.

     (a) COMPLIANCE WITH LAW. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. TERM OF PLAN; EFFECTIVE DATE. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23. ADDITIONAL RESTRICTIONS OF RULE 16B-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                             New Election ______
                                       Change of Election ______


PCD Inc.

1998 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT



     ________________________, hereby elect to participate in the PCD Inc. 1998 Employee Stock Purchase Plan (the "Plan") for the Offering Period ________________, ______ to ______________,
________ and for all subsequent Offering Periods under the Plan, and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

2. I elect to have Contributions in the amount of ___% of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must be not less than the percentage that will result in Contributions of at least $150.00 per Offering Period and not more than 10% of my Compensation during the Offering Period.

3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Section 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Exercise Date of the Offering Period unless I withdraw from the Plan by giving written notice to the Company for such purpose.

4. I understand that I may discontinue at any time prior to the Exercise Date my participation in the Plan as provided in
Section 10 of the Plan. I also understand that on one occasion only during the Offering Period I may increase or decrease the rate of my Contributions during the Offering Period by completing and filing with the Company a new Subscription Agreement. The change in rate shall be effective as of the beginning of the calendar quarter following the date of filing of the new Subscription Agreement.

5. I have received a copy of the Company's most recent description of the Plan and a copy of the complete Plan document.
I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

__________________________________

__________________________________

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME:  (Please print)     __________________________________
                         (First)      (Middle)       (Last)

___________________________    __________________________________
(Relationship)                (Address)
                               __________________________________

8. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the last day of the Offering Period, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at transfer. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

9. If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (a) the excess, if any, of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (b) the difference between the fair market value of the shares on the Offering Date and the Option Price on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I understand that this tax summary is only a summary and is subject to change.

10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.


SIGNATURE:_______________________

SOCIAL SECURITY #:_______________   DATE:______________________

PCD Inc.

1998 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL


     I, __________________, hereby elect to withdraw my participation in the PCD Inc. 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") for the Offering Period ending _________________. The withdrawal covers all Contributions credited to my account and is effective on the date designated below.

     I understand that all Contributions credited to my account will be paid to me without interest within ten (10)business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

     I understand that my withdrawal from this Offering will not affect my eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company. I understand and agree, however, that I will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.



Dated:___________________     __________________________________
                              Signature of Employee


                              __________________________________
                              Social Security Number